UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☐	Soliciting Material Pursuant to §240.14a-12

ZAGG INC
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ZAGG INC
3855 SOUTH 500 WEST, SUITE J
SALT LAKE CITY, UTAH 84115

April 27, 2012

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of ZAGG Inc, scheduled to be held at 10:00 a.m. MDT, on June 28, 2012, at our headquarters located at 3855 South 500 West Suite I, Salt Lake City, Utah 84115.

The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement describe the items to be considered and acted upon at the meeting by the stockholders.

Your vote is very important.  Whether you plan to attend the Annual Meeting or not, we urge you to vote your shares as soon as possible.  This will ensure representation of your shares at the Annual Meeting if you are unable to attend.

We are pleased to make these proxy materials available over the Internet, which we believe increases the efficiency and reduces the expense of our annual meeting process.  As a result, we are mailing to stockholders a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) instead of paper copies of the Proxy Statement and our 2011 Annual Report on Form 10-K.  The Internet Notice contains instructions on how to access those documents over the Internet or request that a full set of printed materials be sent to you.  The Internet Notice also gives instructions on how to vote your shares.

We look forward to seeing you at the Annual Meeting.

Sincerely,

/s/ Robert G. Pedersen II
Robert G. Pedersen II Chairman and Chief Executive Officer

ZAGG INC
3855 SOUTH 500 WEST, SUITE I
SALT LAKE CITY, UTAH 84115

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of ZAGG Inc (the “Company”) will be held as follows:

Date:	June 28, 2012
Time:	10:00 a.m., Mountain Daylight Time (MDT)
Place:	ZAGG Inc Headquarters 3855 S 500 W, Suite I Salt Lake City, UT 84115
Purposes:	(1) To elect five directors of the Company to serve until the next annual meeting of the stockholders and until a successor has been elected and qualified;
(2) To confirm the appointment of KPMG LLP, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012; and
(3) To transact any other business that may properly come before the Annual Meeting and any additional adjournments.
Who Can Vote:	Stockholders at the close of business on April 30, 2012 (the “Record Date”).
How You Can Vote:

Stockholders may vote electronically over the Internet, or by fax, or may request a complete set of traditional proxy materials and vote their proxy by mail.  Stockholders may also vote in person at the Annual Meeting.

By Authorization of the Board of Directors,

/s/ Brandon T. O’Brien
Brandon T. O’Brien Chief Financial Officer, Corporate Secretary

ZAGG INC
3855 SOUTH 500 WEST, SUITE J
SALT LAKE CITY, UTAH 84115

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE MEETING

The enclosed materials are also available at https://materials.proxyvote.com/98884U.  The following items are available at the specified link:

(1)           The Proxy Statement issued in connection with the 2012 Annual Meeting of Stockholders;

(2)           The Company’s Annual Report on Form 10-K for the year ended December 31, 2011; and

(3)           The form of proxy card for use in connection with the 2012 Annual Meeting of Stockholders.

ZAGG INC
3855 SOUTH 500 WEST, SUITE J
SALT LAKE CITY, UTAH 84115

PROXY STATEMENT

For the Annual Meeting of Stockholders
To be held June 28, 2012

OVERVIEW

Solicitation

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of ZAGG Inc, a Nevada corporation (the “Company” or “ZAGG”), for use in connection with the Annual Meeting of the Company’s Stockholders to be held on June 28, 2012 (the “Meeting”).  This Proxy Statement, the accompanying Notice of Annual Meeting, proxy card and the Company’s 2011 Annual Report on Form 10-K, or alternatively a Notice of Internet Availability of Proxy Materials (the “Internet Notice”), will be mailed to stockholders on or about May 7, 2012. The Board is soliciting your proxy in an effort to give all stockholders of record the opportunity to vote on matters that will be presented at the Meeting. This Proxy Statement provides you with information on these matters to assist you in voting your shares.

What is a proxy?

A proxy is your legal designation of another person to vote on your behalf. You are giving the individuals appointed by the Board as proxies (Robert G. Pedersen II and Brandon T. O’Brien) the authority to vote your shares in the manner you indicate.

Why did I receive more than one notice?

You may receive multiple notices if you hold your shares in different ways (e.g., joint tenancy, trusts, custodial accounts) or in multiple accounts. If your shares are held by a broker (i.e., in “street name”), you will receive your notice or other voting information from your broker. In any case, you should vote for each notice you receive.

Who is qualified to vote?

You are qualified to receive notice of and to vote at the Meeting if you owned shares of common stock of ZAGG Inc (the “Common Stock”) at the close of business on April 30, 2012 (the “Record Date”).

How many shares of Common Stock may vote at the Meeting?

As of the Record Date, there were 30,247,553 shares of Common Stock outstanding and entitled to vote.  Each share of Common Stock is entitled to one vote on each matter presented at the Meeting.

What is the difference between a “stockholder of record” and a “street name” holder?

If your shares are registered directly in your name with Empire Stock Transfer, the Company’s transfer agent, you are a “stockholder of record.” If your shares are held in the name of a brokerage, bank, trust or other nominee as a custodian, you are a “street name” holder.

How can I vote at the Meeting?

You may vote in person by attending the Meeting. You may also vote electronically over the Internet, or by fax, or you may request a complete set of traditional proxy materials and vote your proxy by mail. To vote your proxy using the Internet or fax, see the instructions on the proxy form and the Internet Notice and have the proxy form available when you access the Internet website. To vote your proxy by mail, mark your vote on the enclosed proxy card, then follow the instructions on the card.

What are the Board's recommendations on how I should vote my shares?

The Board recommends that you vote your shares as follows:

Proposal 1	FOR the election of all five nominees for director with terms expiring at the next annual meeting of the Company’s stockholders.

Proposal 2	FOR the ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm (independent auditors) for the fiscal year ending December 31, 2012.

What are my choices when voting?

Proposal 1
You may cast your vote in favor of up to five individual directors. You may vote for fewer than five directors if you choose. You may also abstain from voting for any or all of the nominees for director.

Proposal 2	You may cast your vote in favor of or against the proposal, or you may abstain from voting.

How will my shares be voted if I do not specify how they should be voted?

If you sign and return your proxy without indicating how you want your shares to be voted, the proxies appointed by the Board will vote your shares as follows:

Proposal 1	FOR the election of all five nominees for director with terms expiring at the next annual meeting of the Company’s stockholders.

Proposal 2	FOR the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm (independent auditors) for the fiscal year ending December 31, 2012.

How will withheld votes, abstentions and broker non-votes be treated?

Withheld votes, abstentions and broker non-votes will be deemed as "present" at the Meeting, and will be counted for quorum purposes only.

If my shares are held in “street name” by my broker, will my broker vote my shares for me?

Under the rules that govern brokers who have record ownership of shares that are held in “street name” for their clients, who are the beneficial owners of the shares, brokers have discretion to vote these shares on routine matters but not on non-routine matters.  A “broker non-vote” occurs when a broker expressly instructs on a proxy card that it is not voting on a matter, whether routine or non-routine.  As noted, broker non-votes are counted for the purpose of determining the presence or absence of a quorum but are not counted for determining the number of votes cast for or against a proposal.  We expect that your broker will have discretionary authority to vote your shares on the proposal for the ratification of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012 (Proposal No. 2), based on this proposal being a routine matter, but not on the proposal to elect directors (Proposal No. 1).  Brokers holding shares beneficially owned by their clients no longer have the ability to cast votes with respect to election of directors or other non-routine matters unless they have received instructions from the beneficial owner of the shares.  As a result, if you do not provide specific voting instructions to your record holder, that record holder will not be able to vote on Proposal No. 1. It is therefore important that you provide voting instructions to your broker if your shares are held by a broker so that your vote with respect to directors is counted.

Can I change my vote?

You may revoke your proxy before the time of voting at the Meeting in any of the following ways:

•           by mailing a revised proxy to the Secretary of the Company;

•           by changing your vote on the Internet website;
•           by faxing a revised proxy card; or

•           by voting in person at the Meeting.

What vote will be required to approve each proposal?

Proposal 1 provides that the five nominees with the most votes will be elected as directors of the Company.

Proposal 2 requires the affirmative vote of the holders of a majority of those shares entitled to be cast at the meeting voted in person or represented by proxy.

Who will count the votes?

Representatives from Empire Stock Transfer, the Company's transfer agent, or other individuals designated by the Board, will count the votes and serve as inspectors of election. The inspectors of election will be present at the Meeting.

Who will pay the cost of this proxy solicitation?

The Company will pay the costs of soliciting proxies. Upon request, the Company will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of shares of the Common Stock.

Is this Proxy Statement the only way proxies are being solicited for use at the Meeting?

Yes. The Company does not intend to employ any other methods of solicitation.

How are proxy materials being delivered?

The Company is pleased to take advantage of U.S. Securities and Exchange Commission (the “SEC”) rules that allow companies to furnish their proxy materials over the Internet.  As a result, the Company is mailing to most of its stockholders a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) instead of a paper copy of the Proxy Statement and the Company’s 2011 Annual Report on Form 10-K. The Internet Notice contains instructions on how to access those documents over the Internet.  The Internet Notice also contains instructions on how to request a paper copy of the Company's proxy materials, including the Proxy Statement, 2011 Annual Report on Form 10-K and a form of proxy card or voting instruction card.  All stockholders who do not receive an Internet Notice will receive a paper copy of the proxy materials by mail.  The Company believes this new process will allow it to provide its stockholders with the information they need in a more efficient manner, while reducing the environmental impact and lowering the costs of printing and distributing these proxy materials.

NO PERSONS HAVE BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT IN CONNECTION WITH THE SOLICITATION OF PROXIES MADE HEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY ZAGG INC OR ANY OTHER PERSON.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Composition of the Board

The Board currently consists of five directors.  All directors serve a one-year term and are subject to re-election each year.  The Board has nominated each of these directors for election at the Meeting.  All of them currently serve as directors and each has consented to being named as a nominee for election as a director and has agreed to serve if elected.  Biographical information for each of the nominees follows:

Robert G. Pedersen II

Age:	45

Director Since:	2006

Committees:	None

Principal Occupation:	Chairman of the Board and Chief Executive Officer of ZAGG Inc

Experience:
Mr. Pedersen has served as the Chief Executive Officer and Chairman of the Board since 2006.  Prior to joining the Company, Mr. Pedersen’s experience included executive management, sales, marketing and communications as well as owning and managing several start-up businesses and enterprises.

Mr. Pedersen earned a degree in business administration (BSBA) from the University of Phoenix and a Masters Degree (MBA) from Brigham Young University in Business Administration with an emphasis in marketing, finance and organizational communications.

The Nominating and Corporate Governance Committee of the Board nominated Mr. Pedersen to serve as a director, in part, because Mr. Pedersen is the Company’s Chief Executive Officer and has experience with the Company since its early days.  He plays an invaluable role in communicating the Board’s expectations, advice, concerns and encouragement to the Company’s employees.  Mr. Pedersen also performs an extremely valuable role as the Chairman of the Board, providing critical leadership and direction to the Board’s activities and deliberations.  The Board also believes Mr. Pedersen’s values and integrity are tremendous assets to the Company and its stockholders.

Other Directorships:	None

Family Relationships:	None

Edward D. Ekstrom

Age:	56

Director Since:	2009

Committees:	Chairman of Nominating and Corporate Governance Committee; Chairman of Compensation and Stock Option Committee; Member of Audit Committee

Principal Occupation:	Managing Director, vSpring Capital, LLC

Experience:
Mr. Ekstrom is a technology pioneer and a founding Partner at vSpring Capital. Before joining vSpring Capital in 2001, he served as Vice President of the Intel Communications Products Group and General Manager of the Intel Utah Software Development Center, a post to which he was appointed after Intel acquired LANSystems in 1991, where he had been a Vice President and General Manager of the Software Business Unit. Prior to LANSystems, Mr. Ekstrom was a founder of CeriSyn Corporation, and served as COO/CFO. He was also a founder of Cericor, Inc., which was acquired by Hewlett-Packard in 1985. Mr. Ekstrom continued working as an executive with HP in Boston for four years. He is currently Chairman of the Technology Advisory Board for the State of Utah, and is also a former chairman of the Utah Technology Council.

Mr. Ekstrom holds a BS in Computer Science from Brigham Young University and a MBA from Westminster College.  Mr. Ekstrom’s extensive experience in capital markets and technology companies led the Nominating and Corporate Governance Committee to conclude that he should continue to serve as a director of the Company as of the date of this proxy statement.

Other Directorships:	Mr. Ekstrom serves as a director for Celio Corporation, Penguin Computing, Inc., Aspen Avionics, Inc., Reachable Inc., and Sparxent, Inc.

Family Relationships:	None

Shuichiro Ueyama

Age:	67

Director Since:	2009

Committees:	Member of Nominating and Corporate Governance Committee; Member of Compensation and Stock Option Committee; Member of the Audit Committee

Principal Occupation:	Representative Director & CEO, Ueyama and Associates, Inc.

Experience:
Mr. Ueyama is currently the President of Ueyama and Associates, Inc., a consulting firm that has provided tie-up deals and coordination for major international clients, including Virgin Group, BBDO Worldwide, and ebank. He represented Lady Margaret Thatcher in Japan throughout the 1990s, where he was able to establish a massive network of corporate and political connections. As a senior executive at Sony Corporation, Mr. Ueyama was personally in charge of branding the influential Sony Walkman. Now celebrating its 30th year, the Sony Walkman brand continues to be a strong presence in the electronics market, and has influenced the revolution of handheld devices. Prior to his work with Ueyama and Associates, Inc., Mr. Ueyama held various executive management positions at Sony Corporation and Sony (UK) Ltd.

Mr. Ueyama Earned a Bachelor of Arts in Marketing from Hitotsubashi University in Tokyo, Japan, and graduated from the Stanford Executive Program at Stanford University Business School in California, USA.  Mr. Ueyama’s many years of experience in business, as well as his extensive contacts and associations in important markets of the Company led the Nominating and Corporate Governance Committee to conclude that he should continue to serve as a director of the Company.

Other Directorships:	None

Family Relationships:	None

Randy Hales

Age:	45

Director Since:	2010

Committees:	None

Principal Occupation:	President and Chief Operating Officer of ZAGG Inc

Experience:
Mr. Hales brings extensive business experience in operational development, retail marketing and management to our board of directors. Mr. Hales’ current and past business experience includes the following:

Since December 2011, he has served as President, COO and director of ZAGG Inc and has been instrumental in the continued integration of ZAGG Inc and iFrogz, which was purchased by ZAGG Inc in June 2011. In addition, Mr. Hales has served as a director of the Company since October 2010.

From June 2007 to December 2011, he served as CEO and a director of Mity Enterprises (Orem, Utah), a multi-million dollar manufacturer of light-weight multipurpose furniture. While at Mity Enterprises, Mr. Hales established strategic objectives to drive revenue and EBITDA growth; established product management and a disciplined approach to new product introductions; and initiated aggressive operations improvement plan.

From March 2002 to May 2007, he served as CEO/Board Member of Back to Basics (Bluffdale, Utah), a consumer products company. Mr. Hales managed rapid growth in annual revenues based on sales to large retail customers. While at Back to Basics, Mr. Hales’ responsibilities included: restructured bank lines and borrowing base; implementing a world-class distribution; established contract manufacturing relationships in Asia; lowered overall costs of goods sold, established product management and a disciplined to new product introductions; and negotiated license agreements with national accounts.

From April 2003 to June 2007, Mr. Hales served as a Board Advisor to WiLife, a consumer electronics firm, where he helped manage WiLife through a rapid growth phase at retail and later sold the business to Logitech.

Mr. Hales earned a B.S. degree in engineering from Brigham Young University in 2000.  The significant experience of Mr. Hales in manufacturing and operations led the Nominating and Corporate Governance Committee to conclude that Mr. Hales should continue to serve as a director of the Company.

Other Directorships:	Mr. Hales serves as a director for Mity Enterprises and Goal Zero

Family Relationships:	None

Cheryl Larabee

Age:	57

Director Since:	2011

Committees:	Chair of Audit Committee; Member of Nominating and Corporate Governance Committee; Member of Compensation and Stock Option Committee

Principal Occupation:	Associate Vice President, College of Business and Economics, Boise State University

Experience:
Ms. Larabee is the Associate Vice President for University Advancement at the College of Business and Economics at Boise State University. She has campus-wide responsibility for development activities with a focus on the College of Business & Economics where she also serves as an adjunct faculty member.

Ms. Larabee had a 25-year corporate banking career focused on financial problem-solving with clients ranging from start-ups to the Fortune 500.  She is the former Senior Vice President and Western U.S. Regional Manager of the Corporate Banking Division at KeyBank.   Previously she managed middle market teams at U.S. Bank in Portland, Oregon, and served a national client base at Crocker Bank in San Francisco, California.

Ms. Larabee earned a Bachelor of Arts degree in Psychology from Moorhead State University in 1975, and an MBA from Golden Gate University in 1980.  She also completed the Stanford University Graduate School of Business Executive Program in 1984.  Because of Ms. Larabee’s background in economics and finance, the Nominating and Corporate Governance Committee concluded that she should continue to serve as a director of the Company.

Other Directorships:	Ms Larabee serves as a director for Norco Inc., Jacksons Food Stores, Healthwise Inc., Syringa Bancorp, Bogus Basin Recreation Association, and the Capital City Development Corporation.

Family Relationships:	None

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO ELECT THE FIVE NOMINEES TO SERVE AS DIRECTORS OF THE COMPANY AS NOMINATED.

TERMS OF OFFICE

Our directors are appointed for a one-year term to hold office until the next annual meeting of our stockholders, or until their successors are elected and qualified, or until removed from office in accordance with our bylaws.

EXECUTIVE OFFICERS

In addition to Robert G. Pedersen II, the Chief Executive Officer and Chairman of the Board, and Randy Hales, President, COO and Director, whose biographical information is set forth above, the following individual served as executive officers of the Company during the year 2011.

Brandon T. O’Brien, 41, is the Chief Financial Officer of the Company with responsibility for the common support areas of finance, treasury, investor relations, and human resources.  Mr. O’Brien became our Chief Financial Officer on February 12, 2007.  Prior to assuming his position as the Chief Financial Officer for the Company, Mr. O’Brien served as the Vice President of Finance for a software company, from January 2003 to January 2007, and as an independent financial consultant from September 2001 to January 2003.  Mr. O’Brien is a certified public accountant, licensed in Utah.

Derek M. Smith, 42, is the Chief Marketing Officer of the Company with responsibility for global sales management and marketing.  Mr. Smith became our Chief Marketing Officer on December 12, 2011.  Prior to assuming his position as the Chief Marketing Officer for the Company, Mr. Smith served as the Vice President of Sales and Marketing for the Company since August 2007.  From 2000 to 2007, Mr. Smith lived in Australia and gained broad experience in various capacities such as Business Development Manager with Covidean Healthcare to General Manager for Queensland Olives.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

The Board adopted Corporate Governance Guidelines on September 8, 2009, which can be accessed at the Company’s website, at www.ZAGG.com/investors.  Our Corporate Governance Guidelines supplement the Company’s Bylaws and the charters of the Board’s committees.  We have taken active steps during the last fiscal year to improve our corporate governance because we believe that it leads to long-term value for our stockholders and, ultimately, makes us more competitive. In recent years, we have taken the steps noted below, among others, to strengthen our governance practices.

Director Independence

The Board reviews the independence of our directors on the basis of standards adopted by the NASDAQ Stock Market (“NASDAQ”), including NASDAQ Rule 4200(a)(15).  As a part of this review, the Board considers transactions and relationships between the Company, on the one hand, and each director, members of the director’s immediate family, and other entities with which the director is affiliated, on the other hand.  The purpose of such a review is to determine which, if any, of such transactions or relationships were inconsistent with a determination that the director is independent under NASDAQ rules.  As a result of this review, the Board has determined that each of our directors other than Mr. Pedersen (our CEO and Chairman) and Mr. Hales (our COO and President) is an “independent director” within the meaning of applicable NASDAQ listing standards.

The Board does not have a lead independent director.  Meetings of the Board are chaired by Mr. Pedersen, as the Chairman.  Mr. Pedersen also sets the agenda for such meetings.  The independent directors may also from time to time meet without the presence of Mr. Pedersen as they determine it necessary to do so.

Director Qualifications

Criteria for Membership

The Company’s Nominating and Corporate Governance Committee is responsible for annually reviewing with the Board the desired skills and characteristics of directors, as well as the composition of the Board as a whole.

Terms and Limitations

All directors currently stand for election each year.  The Board does not believe it should establish a limit on the number of times that a director may stand for election.

Director Responsibilities

General Responsibilities

The Board of Directors is elected by and is accountable to our stockholders. The Board establishes policy and provides our strategic direction, oversight, and control.  The basic responsibility of the directors is to exercise their business judgment to act in what they reasonably believe to be the best interests of the Company and its stockholders.

Oversight of Management

The Board is responsible to encourage the Company’s management to effectively implement policies and strategies developed by the Board, and to provide dynamic leadership of the Company.

Board Meetings and Materials

Frequency of Meetings

The Board has meetings periodically throughout the year.  As determined necessary by the Board and in order to address the Company’s needs, special meetings of the Board are convened from time to time.  The Board also takes action by unanimous written consent without a meeting pursuant to Nevada corporate law.

Annual Evaluations

The Nominating and Corporate Governance Committee conducts annual evaluations to assess the Board’s performance.  Each of the Board’s standing committees conducts an annual evaluation to assess the performance of the applicable committee.

Executive Sessions of Independent Directors

The Company’s independent directors meet in executive session regularly and, in any event, at least semi-annually.

Committees

The Board has three standing committees:  (1) Audit, (2) Compensation and Stock Option, and (3) Nominating and Corporate Governance.  These committees assist the Board to perform its responsibilities and make informed decisions.

Director Compensation

The form and amount of director compensation is determined by the Board based on general principles established on the Nominating and Corporate Governance Committee’s recommendation. These principles are in accordance with the policies and principles set forth in the Nominating and Corporate Governance Committee's charter and are consistent with rules established by NASDAQ, including those relating to director independence and to compensation of Audit Committee members.

Review and Access to Guidelines

The Nominating and Corporate Governance Committee reviews the Company’s Corporate Governance Guidelines at least annually, and then, as it deems appropriate, recommends amendments to the Board.

Communications with the Board

Stockholders and other interested parties may communicate with one or more directors or the non-management directors as a group in writing by regular mail.  The following address may be used by those who wish to send such communications by regular mail:

Board of Directors or Name of Individual Director(s)
c/o Corporate Secretary
ZAGG Inc
3855 S 500 W, Suite J
Salt Lake City, UT 84115

Code of Ethics

The Company has adopted a Code of Ethics for Directors and Senior Executive Officers, which is available on the Company’s website, www.ZAGG.com/investors.  The Code of Ethics contains general guidelines for conducting our business consistent with the highest standards of business ethics, and is intended to qualify as a “code of ethics” within the meaning of Section 406 of the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder.  We will post on our website any amendments to or waivers from a provision of our Code of Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer, controller or persons performing similar functions and that relates to any element of the Code of Ethics.

The Code of Ethics includes the following principles related to our directors and executive officers:

•	Act ethically with honesty and integrity;

•	Promote full, fair, accurate, timely and understandable disclosure in reports and documents filed with the Securities and Exchange Commission and other public communications;

•	Comply in all material respects with laws, rules and regulations of governments and their agencies;

•	Comply in all material respects with the listing standards of a stock exchange where the Company’s shares are traded;

•	Respect the confidentiality of information acquired in the course of performing work of the Company, except when authorized or otherwise legally obligated to disclose the information; and

•	Not use confidential information of the Company for personal advantage or for the benefit of acquaintances, friends or relatives.

Risk Oversight

Our Board has overall responsibility for the oversight of risk management at our Company. Day-to-day risk management is the responsibility of management, which has implemented processes to identify, assess, manage and monitor risks that face our Company.  Our Board, either as a whole or through its Committees, regularly discusses with management our major risk exposures, their potential impact on our Company, and the steps we take to monitor and control such exposures.

While our Board has general oversight responsibility for risk at our Company, the Board has delegated some of its risk oversight duties to the various Board committees.  The Board and the Audit Committees monitor the Company’s credit risk, liquidity risk, regulatory risk, operational risk and enterprise risk by regular reviews with management and internal and external auditors and other advisors.  In its periodic meetings with the Company’s independent registered public accounting firms, the Audit Committee includes management in its review of accounting and financial controls, and assessment of business risks.  The Board and the Nominating and Corporate Governance Committee monitor the Company’s governance and succession risk by regular review with management and outside advisors. The Board and the Compensation and Stock Option Committee monitor CEO succession and the Company’s compensation policies and related risks by regular reviews with management.

Whistleblower Hotline

The Company has established a whistleblower policy that enables employees, customers, suppliers and stockholders of the Company and its subsidiaries, as well as other interested parties, to submit confidential and anonymous reports of suspected or actual violations of the Company’s Code of Ethics.  Concerns may be submitted to whistleblower@ZAGG.com.

MEETINGS AND COMMITTEES OF THE BOARD

The Board

Each director is expected to devote sufficient time, energy and attention to ensure diligent performance of his or her duties and to attend all Board, committee and stockholders’ meetings. The Board met four times during 2011.  Each director attended in person or telephonically at least 75% of the meetings of the Board. Cheryl Larabee was appointed to the Board of Directors on March 9, 2011, and as such, Ms. Larabee did not participate in any Board of Director meetings prior to March 9, 2011.

Committees of the Board

The Board has three standing committees to facilitate and assist the Board in the execution of its responsibilities: (1) Audit Committee, (2) Compensation and Stock Option Committee, and (3) Nominating and Corporate Governance Committee. All the committees are comprised solely of non-employee, independent directors as defined by NASDAQ market listing standards.  Charters for each committee are available on our website, at www.ZAGG.com/investors.

The table below shows membership for each of the standing Board committees as of December 31, 2011.

Audit	Compensation and Stock Option	Nominating and Corporate Governance
Cheryl Larabee*	Edward D. Ekstrom*	Edward D. Ekstrom*
Edward D. Ekstrom	Shuichiro Ueyama	Shuichiro Ueyama
Shuichiro Ueyama	Cheryl Larabee	Cheryl Larabee

________________
* Committee Chair

Audit Committee

The Audit Committee has three members and met four times during the year ended December 31, 2011.  Each member attended at least 75% of these meetings.  The Board has determined that Cheryl Larabee of the Audit Committee, is an “audit committee financial expert” within the meaning established by the SEC.

The Audit Committee’s responsibilities, which are discussed in further detail in its charter, include the responsibility to:

•	Establish and implement policies and procedures for review and approval of the appointment, compensation and termination of the independent registered public accounting firm;

•	Review and discuss with management and the independent registered public accounting firm the audited financial statements of the Company and the Company’s financial disclosure practices;

•	Pre-approve all services provided by our independent registered public accounting firm;

•
Hold meetings periodically with the independent registered public accounting firm, and management to review and monitor the adequacy and effectiveness of reporting, internal controls, risk assessment and compliance with Company policies;

•	Review the Company’s consolidated financial statements and related disclosures;

•	Review with management and the independent registered public accounting firm and approve disclosure controls and procedures and accounting principles and practices; and

•	Perform other functions or duties deemed appropriate by the Board.

Additional information regarding the Audit Committee's processes and procedures is addressed below under the heading “Audit Committee Disclosure.”  The Report of the Audit Committee is set forth later in this Proxy Statement.

Compensation and Stock Option Committee

The Compensation and Stock Option Committee has three members and met two times in 2011.  Each member attended at least 75% of the meetings of the committee.  The Compensation and Stock Option Committee’s responsibilities, which are discussed in detail in its charter, include the responsibility to:

•	In consultation with the Company’s senior management, establish the Company’s general compensation philosophy and oversee the development and implementation of the Company’s compensation programs;

•
Recommend the base salary, incentive compensation and any other compensation for the Company’s Chief Executive Officer to the Board and review and approve the Chief Executive Officer’s recommendations for the compensation of all other officers of the Company and its subsidiaries;

•	Administer the Company’s incentive and stock-based compensation plans, and discharge the duties imposed on the Compensation and Stock Option Committee by the terms of those plans;

•	Review and approve any severance or termination payments proposed to be made to any current or former officer of the Company;

•	Prepare and issue the report of the Compensation and Stock Option Committee required by the rules of the Securities and Exchange Commission; and

•	Perform other functions or duties deemed appropriate by the Board.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee has three members and met one time in 2011.  Each member of the committee attended at least 75% of these meetings.  The Nominating and Corporate Governance Committee's responsibilities, which are discussed in detail in its charter, include the responsibility to:

•	Develop qualifications and criteria for selecting and evaluating directors and nominees;

•	Consider and propose director nominees;

•	Make recommendations to the Board regarding Board compensation;

•	Make recommendations to the Board regarding Board committee memberships;

•	Develop and recommend to the Board corporate governance guidelines;

•	Facilitate an annual assessment of the performance of the Board and each of its standing committees;

•	Consider the independence of each director and nominee for director; and

•	Perform other functions or duties deemed appropriate by the Board.

Nomination Process

The policy of the Nominating and Corporate Governance Committee is to consider properly submitted stockholder recommendations for candidates to serve as directors of the Company. In evaluating those recommendations, the Nominating and Corporate Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board and to address the membership criteria described below.  Any stockholder wishing to recommend a candidate for consideration by the Nominating and Corporate Governance Committee should submit a recommendation in writing indicating the candidate's qualifications and other relevant biographical information and provide confirmation of the candidate’s consent to serve as a director.  This information should be addressed to Edward D. Ekstrom, Board of Directors, ZAGG Inc, 3855 S 500 W, Suite J, Salt Lake City, Utah 84115.

As contemplated by the Company’s Corporate Governance Guidelines, the Nominating and Corporate Governance Committee reviews the appropriate skills and characteristics required of directors in the context of the current composition of the Board, at least annually. Under the Nominating and Corporate Governance Committee’s charter, the Committee is required to seek candidates with the following minimum qualifications:

-	a candidate must demonstrate integrity, accountability, informed judgment, financial literacy, creativity, and vision;

-	a candidate must be prepared to represent the best interests of all of the Company’s stockholders, not just those of a particular constituency;

-	a candidate must have a record of professional accomplishment in his or her chosen field; and

-	a candidate must be prepared and able to participate fully in Board activities, including membership on Board committees.

Additionally, different factors may assume greater or lesser significance at particular times and the needs of the Board may vary in light of its composition and the Nominating and Corporate Governance Committee's perceptions about future issues and needs.

The Nominating and Corporate Governance Committee utilizes a variety of methods for identifying and evaluating director nominees. The Nominating and Corporate Governance Committee assesses the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise.  In the event that vacancies are anticipated, or otherwise arise, the Nominating and Corporate Governance Committee considers various potential candidates for director.  Candidates may come to the attention of the Nominating and Corporate Governance Committee through various means, including current directors, stockholder recommendations or other referrals.  Candidates are evaluated at meetings of the Nominating and Corporate Governance Committee, and may be considered at any point during the year.

There have been no material changes to the procedures by which shareholders may recommend nominees to the Company’s Board of Directors since the Company last provided this disclosure.

Compensation & Stock Option Committee Interlocks and Insider Participation

Mr. Hales served as a member of the Compensation and Stock Option Committee until his appointment of President and COO on December 12, 2011, at which time he ceased being a part of this committee.  None of the other individuals who served on the Compensation & Stock Option Committee during the year ended December 31, 2011, was an officer or employee of the Company at the time they served on the committee or at any time before or after. None of the members of the Compensation and Stock Option Committee during the year ended December 31, 2011, had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended. Additionally:

-
No executive officer of the Company served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the Compensation and Stock Option Committee of the Company;

-	No executive officer of the Company served as a director of another entity, one of whose executive officers served on the Compensation and Stock Option Committee of the Company; and

-
No executive officer of the Company served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of the Company.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following narrative compensation discussion and analysis provides information regarding the Company’s executive compensation objectives, principles, practices and decisions as they relate to the following named executive officers of the Company (the “Named Executives”):

·	Robert G. Pedersen II, Chairman of the Board and Chief Executive Officer of the Company (the “CEO”);
·	Brandon T. O’Brien, Chief Financial Officer of the Company (the “CFO”);
·	Randall L. Hales, Chief Operating Officer (the “COO”) and President of the Company;
·	Derek Smith, Chief Marketing Officer of the Company (the “CMO”).

The compensation discussion and analysis provides narrative perspective to the tables and disclosure in the tables following this section.

Compensation Objectives and Principles

The overall objective of the Company’s executive compensation programs is to create long-term value for the Company’s shareholders, by attracting and retaining talented executives that manage the Company effectively.  The executive compensation programs are also designed with the objective of aligning the Named Executives’ compensation with the best interests of the Company’s shareholders.

Accordingly, the Company’s executive compensation program incorporates the following principles:

·	The overall compensation package should encourage long-term focus and shareholder value creation.
·	Compensation should be competitive with other companies of comparable size, in order to attract and retain talented executives.
·	Compensation should be based upon individual responsibility, leadership ability, and experience.
·	Compensation should reflect the fair market value of the services received.

Executive Compensation Procedures

To attain the Company's executive compensation objectives and implement the underlying compensation principles, the Company intends to follow the procedures described below for fiscal 2012.

Role of the Committee.    The Compensation and Stock Option Committee has responsibility for establishing and monitoring the Company's executive compensation programs and for making decisions regarding the compensation of the Named Executives.  The Compensation and Stock Option Committee will recommend the compensation package of the Chief Executive to the Company's Board of Directors, which then sets the Chief Executive's compensation. The Compensation and Stock Option Committee will also review the recommendations of the Chief Executive with respect to compensation of the other Named Executive, and after reviewing such recommendations, will set the compensation of the other Named Executive.  The Compensation and Stock Option Committee will also monitor, administer and approve awards under the Company's various incentive compensation plans for all levels within the Company, including awards under the Company's 2007 Stock Incentive Plan.

After reviewing the performance of the Company and evaluating the Named Executives' performance against established goals, leadership ability, Company responsibilities and current compensation arrangements, the Compensation and Stock Option Committee will rely on its judgment in making compensation decisions.

Role of Consultants.    During 2011, the Compensation and Stock Option Committee engaged a consultant to perform a compensation study related to current executive and board compensation. Based on the results of that study, the Compensation and Stock Option Committee made cash and share-based compensation adjustments to executives and Board members during 2012. The Compensation and Stock Option Committee had sole authority to hire and fire such consultants. In the future, if the Board chooses to hire outside compensation consultants, the Compensation and Stock Option Committee will have the sole authority to hire and fire such consultants.

No Employment and Severance Agreements.    With the exception of Mr. Hales, the Named Executives do not have employment, severance or change-in-control agreements, although unvested options and restricted stock will become vested upon a change in control of the Company.  (Mr. Hales’s employment agreement is discussed below.)  The Named Executives serve at the will of the Company's Board of Directors, which enables the Company to terminate the employment of any Named Executive, with discretion as to the terms of any severance.

Elements of Compensation

The Company’s executive compensation objectives and principles are implemented through the use of the following principal elements of compensation, each discussed more fully below:

·	Salary;
·	Annual bonus; and
·	Restricted stock and/or stock option grants.

Salary. Salary is provided with the objective of paying for the underlying role and responsibility associated with the executive’s position, which the Compensation and Stock Option Committee believes allows the Company to attract and retain qualified executives.  The Named Executives’ salaries are set at levels that the Compensation and Stock Option Committee believes are generally competitive with the compensation paid to officers in similar positions at companies of similar size.  Salary adjustments are considered annually and influenced by the growth of the Company’s operations, individual performance, changes in responsibility, changes in cost of living and other factors the Compensation and Stock Option Committee considers relevant.

The salaries of the Named Executives are set forth in the Summary Compensation Table set forth immediately following this section.

Annual Bonus. In March 2012 and for the 2012 year, the Compensation and Stock Option Committee approved an annual performance-based bonus plan for the Named Executives, which includes a bonus of 15% of base salary tied to the Company reaching certain operating metrics and a bonus of 15% of base salary tied to reaching quarterly departmental performance goals. The underlying purpose of the Company’s bonus plan is to reward the Named Executives with an annual bonus in an amount that correlates in substantial part to the net revenue and adjusted EBITDA results of the Company and its operating subsidiaries for the year in question.  The Compensation and Stock Option Committee believes that net revenue and adjusted EBITDA (as calculated and historically reported in quarterly press releases) are key measures of the financial health of the Company, and reflect the Company’s development of shareholder value.

During 2011 and in prior years, annual bonus payments were discretionary.

The combination of salary and annual bonuses is intended to result in a cash compensation package for each Named Executive that falls within competitive market standards when the Company meets the performance objectives.

Long-Term Awards. Discretionary long-term awards, in the form of stock options and/or restricted stock are granted to the Named Executives annually.  The long-term grants are made to encourage the Named Executives to continue their engagement with the Company throughout the vesting periods of the awards to align management and shareholder interests.  The Compensation and Stock Option Committee generally grants long-term awards at its first meeting of each year.  In granting stock options and restricted stock to the Named Executives, the Compensation and Stock Option Committee also considers the impact of the grant on the Company’s financial performance, as determined in accordance with the requirements of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Stock Compensation (“ASC Topic 718”).  For long-term awards, the Company records expense in accordance with ASC Topic 718.

Stock Options.     Stock options are granted with an exercise price equal to the closing price per share on the date of grant and typically vest over three years after the date of grant, or on an intervening change of control of the Company if earlier.  Grants to date have been on a discretionary basis. During 2011, no stock options were granted to Named Executives.

Restricted Stock.     Restricted stock awards are granted with a fair value equal to the ending stock price on the date of grant and typically vest over a one to three year period after the date of grant, or on an intervening change of control of the Company if earlier.  Upon vesting, the shares are transferred to the applicable individual as free-trading shares. During 2011, a total of 200,001 shares of restricted stock were granted to Named Executives.

Randy Hales Employment Agreement

Mr. Hales’s employment with the Company will be “at will” pursuant to his Employment Agreement (the “Agreement”) with the Company, and either he or the Company may terminate his employment at any time, with or without cause, subject to the provisions of the Agreement.  His yearly base salary will be Five Hundred Thousand Dollars ($500,000).  Additionally, he was granted 50,001 shares of the Company’s restricted common stock which will vest at a rate of 16,667 per year during the term of his employment with the first tranche vesting on December 11, 2012, and as determined by the Compensation and Stock Option Committee, Mr. Hales will be eligible to receive an annual bonus under the ZAGG Management Performance Bonus Plan.

If Mr. Hales’s employment is terminated by the Company for cause as defined in the Agreement, he will be entitled to no compensation or benefits from the Company other than those earned under the compensation paragraph of the Agreement through the date of his termination for cause.  For purposes of the Agreement, a termination “for cause” occurs if Mr. Hales is terminated for any of the following reasons: (i) theft, dishonesty or falsification of any employment or Company records; (ii) improper disclosure of the Company’s confidential or proprietary information resulting in damage to the Company; (iii) any action by him which has a material detrimental effect on the Company’s reputation or business; (iv) his failure or inability to perform any assigned duties after written notice from the Company to him of, and a reasonable opportunity to cure, such failure or inability; (v) his conviction (including any plea of guilty or no contest) of a felony, or of any other criminal act if that act impairs his ability to perform his duties under the Agreement or (vi) his failure to cooperate in good faith with a governmental or internal investigation of the Company or its directors, officers or employees, if the Company has requested his cooperation.

As indicated above, Mr. Hales’s employment by the Company is “at will”.  If a Separation (as defined below) occurs because his employment is terminated by the Company without cause, and if he signs a general release of known and unknown claims in form satisfactory to the Company, he will receive severance payments equal to his current compensation, less applicable withholding, for 12 months after the date of the Separation. His current compensation shall mean the sum of his base salary plus his current annual targeted bonus amount.

In connection with the Agreement, Mr. Hales also entered into a Change of Control Severance Agreement (the “Change of Control Agreement”).  Pursuant to the Change of Control Agreement, if Mr. Hales is subject to an Involuntary Termination (as defined in the Change of Control Agreement) at any time within twelve (12) months after a change of control in the Company, then he will be entitled to receive continuing payments of severance pay during the Compensation Continuation Period (as defined n the Change of Control Agreement) at a rate equal to the Employee’s current compensation. Such severance payments shall be paid bi-weekly in accordance with the Company’s normal payroll practices and shall commence within thirty (30) days after the Involuntary Termination.

Additionally, Mr. Hales and the Company entered into an Indemnity Agreement (the “Indemnity Agreement”) pursuant to which the Company agreed to provide indemnification to Mr. Hales in connection with certain claims and actions brought by third parties and in derivative actions.  The Company also agreed to the extent that the Board determines it to be economically reasonable, maintain a policy of directors’ and officers’ liability insurance (“D&O Insurance”) for Mr. Hales, on such terms and conditions as may be approved by the Board, and to advance certain expenses incurred in connection with certain claims, as defined in the Indemnity Agreement.

The foregoing summaries of the terms and conditions of the Agreement, the Change of Control Agreement, and the Indemnity Agreement do not purport to be complete, and are qualified in their entirety by reference to the full text of the agreements which were attached as exhibits to a Current Report on Form 8-K, filed with the Commission on December 16, 2011, and which are incorporated herein by reference.

COMPENSATION AND STOCK OPTION COMMITTEE REPORT

The Compensation and Stock Option Committee has reviewed the foregoing compensation discussion and analysis and discussed with the Company’s management the information set forth herein.  Based on such review and discussions with management, the Compensation and Stock Option Committee recommended to the Board that the foregoing compensation discussion and analysis be included in this Proxy Statement.

The Compensation and Stock Option Committee

Edward D. Ekstrom, Chair
Shuichiro Ueyama
Cheryl Larabee

Summary Compensation Table

The following table summarizes information for the fiscal years ended December 31, 2011 and 2010, concerning the compensation paid or awarded to our principal executive officer and the other executive officer of the Company (“Named Executive Officers”) who served as executive officers as of December 31, 2011.

(a)	(b)	(c)	(d)	(e)	(f)	(g)		(h)
Name and Principal Position	Year	Salary ($)	Bonus ($)	Restricted Stock Awards ($)(1)	Stock & Option Awards ($)(1)	All Other Compensation ($)		Total ($)
Robert G. Pedersen II	2011	$275,000	$142,516	$565,600	$--	$87,367	(2)	$1,070,483
Chairman and Chief	2010	$222,000	$42,700	$--	$153,824	$16,710	(3)	$435,234
Executive Officer

Brandon T. O’Brien	2011	$175,000	$82,251	$353,500	$--	$38,363	(4)	$649,114
Chief Financial Officer	2010	$136,000	$25,600	$--	$139,352	$12,510	(5)	$313,462

Randall L. Hales (6)	2011	$7,576	$--	$509,010	$--	$--		$516,586
Chief Operating Officer and President

Derek Smith (7)	2011	$111,667	$100,000	$141,400	$--	$26,899	(8)	$379,966
Chief Marketing Officer

(1)
This column shows the full grant date fair market value of the restricted stock awards and options granted as computed under ASC Topic 718 and the expense attributable to restricted stock awards that will be recorded over the vesting period (excluding estimates for forfeitures in case of awards with service-based vesting).  Assumptions and methodologies used in the calculation of these amounts are included in footnotes to the Company's audited financial statements for the fiscal year ended December 31, 2011, which are included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission.

(2)
All other compensation for Mr. Pedersen for 2011 consisted of: $10,682 in employer-paid health insurance premiums; $7,750 for use of Company-owned vehicles; $3,000 for a fuel allowance; $4,200 for country club dues; and $61,735 for other board-approved expenses.

(3)	All other compensation for Mr. Pedersen for 2010 consisted of: $9,510 in employer-paid health insurance premiums; $3,000 for a fuel allowance; and $4,200 for country club dues.

(4)
All other compensation for Mr. O’Brien for 2011 consisted of: $10,682 in employer-paid health insurance premiums; $7,750 for use of Company-owned vehicles; $10,410 in matching 401(k) contributions; $3,000 for a fuel allowance; and $6,794 for other board-approved expenses.

(5)	All other compensation for Mr. O’Brien for 2010 consisted of: $9,510 in employer-paid health insurance premiums; and $3,000 for a fuel allowance.

(6)	Mr. Hales was appointed as President and Chief Operating Officer on December 12, 2011.

(7)	Mr. Smith was appointed as Chief Marketing Officer on December 12, 2011.

(8)	All other compensation for Mr. Smith for 2011 consisted of: $10,682 in employer-paid health insurance premiums; $7,750 for use of Company-owned vehicles; and $8,467 in matching 401(k) contributions.

Share-based Compensation Grants Table

The following table summarizes grants of share-based compensation for the fiscal years ended December 31, 2011 and 2010 under the Company’s 2007 Stock Incentive Plan, concerning the compensation of our principal executive officer and the other executive officer of the Company (“Named Executive Officers”) who served as executive officers as of December 31, 2011 and 2010.

(a)	(b)	(c)	(d)	(e)	(f)
Name and Principal Position	Year	Restricted Stock Awards (#)(1)	Option Awards (#)(2)	Exercise Price of Option Awards ($/Share)(3)	Grant Date Fair Value of Restricted Stock & Option Awards(4)
Robert G. Pedersen II	2011	80,000	--	$--	$565,600
Chairman and Chief	2010	--	95,000	$2.53	$153,900
Executive Officer

Brandon T. O’Brien	2011	50,000	--	$--	$353,500
Chief Financial Officer	2010	--	60,000	$2.53	$139,352

Randall L. Hales (5)	2011	50,001	--	$--	$509,010
Chief Operating Officer and
President

Derek Smith (6)	2011	20,000	--	$--	$141,400
Chief Marketing Officer

(1)	This column shows the number of restricted stock awards. One-third of these awards vest at each anniversary date over a three-year period.

(2)	This column shows the number of stock options granted in a given year. One-third of these awards vest at each anniversary date over a three-year period.

(3)	This column shows the exercise price for option awards, which is the Company’s stock price on the date of grant.

(4)
This column shows the full grant date fair market value of the restricted stock awards and options granted as computed under ASC Topic 718 and the expense attributable to restricted stock awards that will be recorded over the vesting period (excluding estimates for forfeitures in case of awards with service-based vesting).  Assumptions and methodologies used in the calculation of these amounts are included in footnotes to the Company's audited financial statements for the fiscal year ended December 31, 2011, which are included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission.

(5)	Mr. Hales was appointed as President and Chief Operating Officer on December 12, 2011.

(6)	Mr. Smith was appointed as Chief Marketing Officer on December 12, 2011.

Option Exercises and Stock Vested Table

The following table summarizes options exercised and stock vested for the fiscal years ended December 31, 2011 and 2010 under the Company’s 2007 Stock Incentive Plan, concerning the compensation of our principal executive officer and the other executive officer of the Company (“Named Executive Officers”) who served as executive officers as of December 31, 2011 and 2010.

(a)	(b)	(c)	(d)	(e)	(f)
		Stock Option Awards		Restricted Stock Awards		Stock Warrants
Name and Principal Position	Year	Number of Shares Acquired on Exercise (#)(1)	Value Realized Upon Exercise ($)(2)	Number of Shares Acquired on Vesting ($/Share)(1)	Value Realized Upon Vesting ($)(2)	Number of Shares Acquired on Exercise (#)(1)	Value Realized Upon Exercise ($)(2)
Robert G. Pedersen II	2011	--	$--	--	$--	--	$--
Chairman and Chief	2010	--	$--	--	$--	--	$--
Executive Officer

Brandon T. O’Brien	2011	50,000	$718,492	--	$--	--	$--
Chief Financial Officer	2010	--	$--	--	$--	--	$--

Randall L. Hales (3)	2011	30,847	$134,801	--	$--	--	$--
Chief Operating Officer and
President

Derek Smith (4)	2011	--	$--	--	$--	--	$--
Chief Marketing Officer

(1)	This column shows the number of share-based awards exercised (options and warrants) or vested (restricted stock).

(2)	This column is computed as the difference between the market price of the underlying securities at exercise and the exercise price paid by the executive to acquire the security.

(3)	Mr. Hales was appointed as President and Chief Operating Officer on December 12, 2011.

(4)	Mr. Smith was appointed as Chief Marketing Officer on December 12, 2011.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END DECEMBER 31, 2011

This table provides information on the year-end 2011 holdings of stock options and other stock awards (warrants and restricted stock) by the Named Executive Officers.

	Option and Warrant Awards						Restricted Stock Awards
(a) Name	(b) Number of Securities Underlying Unexercised Options or Warrants (#) Exercisable	(c) Number of Securities Underlying Unexercised Options or Warrants (#) Unexercisable			(d) Option or Warrant Exercise Price ($)	(e) Option or Warrant Expiration Date	(f) Number of Shares or Units of Stock That Have Not Vested (#)		(g) Market Value of Shares or Units of Stock That Have Not Vested ($)
Robert G. Pedersen II	60,000	—			$0.65	6-Mar-13	—		—
	63,333				$1.23	20-Feb-14	—		—
	—	31,667		(1)	$1.23	20-Feb-14	—		—
	31,667	—			$2.53	5-Feb-15	—		—
	—	31,667		(2)	$2.53	5-Feb-15	—		—
	—	31,666		(3)	$2.53	5-Feb-15	—		—
	255,999	—			$1.30	29-Nov-12	—		—
	—	—			$—	—	26,667	(4)	$188,536
	—	—			$—	—	26,667	(5)	$188,536
	—	—			$—	—	26,666	(6)	$188,529
Brandon T. O’Brien	40,000	—			$1.23	20-Feb-14	—		—
	—	20,000		(1)	$1.23	20-Feb-14	—		—
	20,000			—	$2.53	5-Feb-15	—		—
	—	20,000		(2)	$2.53	5-Feb-15	—		—
	—	20,000		(3)	$2.53	5-Feb-15	—		—
	—	—			$—	—	16,667	(4)	$117,836
	—	—			$—	—	16,667	(5)	$117,836
	—	—			$—	—	16,666	(6)	$117,829
	73,927	—			$1.30	29-Nov-12	—		—

Randy Hales	—	30,847	(7)		$5.13	13-Oct-15	—		—
	—	30,847	(8)		$5.13	13-Oct-15	—		—
	—	—			$—	—	16,667	(9)	$169,670
	—	—			$—	—	16,667	(10)	$169,670
	—	—			$—	—	16,667	(11)	$169,670
Derek M. Smith	30,000	—			$0.65	6-Mar-13	—		—
	26,667	—			$1.23	20-Feb-14	—		—
	—	13,333		(1)	$1.23	20-Feb-14	—		—
	13,333			—	$2.53	5-Feb-15	—		—
	—	13,333		(2)	$2.53	5-Feb-15	—		—
	—	13,333		(3)	$2.53	5-Feb-15	—		—
	—	—			$—	—	6,666	(4)	$47,129
	—	—			$—	—	6,666	(5)	$47,129
	—	—			$—	—	6,667	(6)	$47,136
	263,232	—			$1.30	29-Nov-12	—		—
______________________________________

(1)           Awards vested on February 20, 2012.
(2)           Awards vested on February 5, 2012.
(3)           Awards will vest on February 5, 2013.
(4)           Awards vested on March 2, 2012.
(5)           Awards will vest on March 2, 2013.
(6)           Awards will vest on March 2, 2013.
(7)           Award will vest on October 13, 2012.
(8)           Award will vest on October 13, 2013.
(9)           Award will vest on December 11, 2012.
(10)         Award will vest on December 11, 2013.
(11)         Award will vest on December 11, 2014.

Potential Payments upon Termination or Change in Control

The information below describes and quantifies certain payments or benefits that would be payable under the existing plans and programs of the Company and its subsidiaries if a Named Executive Officer’s employment had terminated on December 31, 2011, or the Company had undergone a change in control on December 31, 2011.  These benefits are in addition to benefits generally available to all salaried employees of the Company in connection with a termination of employment, such as disability and life insurance benefits and the value of employee-paid group health plan continuation coverage under the Consolidated Omnibus Reconciliation Act, or “COBRA.”  The Named Executive Officers do not have any other severance benefits, severance agreements or change-in-control agreements, except as may be determined in the sole discretion of the Board.

Accelerated Vesting of Stock Options and Stock Awards Upon Change In Control

Under the Company’s 2007 Stock Incentive Plan, all outstanding stock options and shares of restricted stock held by a Named Executive Officer on December 31, 2011, would have become fully vested upon a “change in control” without regard to whether the Named Executive Officer terminated employment in connection with or following the change in control.  The Company’s 2007 Stock Incentive Plan generally defines a “change in control” as any of the following events: (i) the acquisition by any person of 50% or more of the Company’s voting shares, (ii) replacement of a majority of the Company’s directors within a two-year period under certain conditions, or (iii) stockholder approval of (a) a merger in which the Company is not the surviving entity, (b) the sale of substantially all of the Company's assets or (c) liquidation.  The following table shows for each Named Executive Officer the intrinsic value of his unvested stock options and restricted stock awards as of December 31, 2011, that would have been accelerated had a change in control of the Company occurred on that date, calculated by multiplying the number of underlying shares by the closing price of the Common Stock on the last trading day of 2011 ($7.07 per share) and, in the case of stock options, by then subtracting the applicable option exercise price:

Name	Early Vesting of Stock Options	Early Vesting of Restricted Stock
Robert G. Pedersen II	$472,467	$565,600
Brandon T. O’Brien	$298,400	$353,500
Randy Hales	$119,686	$353,507
Derek M. Smith	$198,933	$141,400

If a change in control with respect to the Company results in acceleration of vesting of a Named Executive officer’s otherwise unvested stock options and other stock awards, and if the value of such acceleration exceeds three times the Named Executive Officer’s average W-2 compensation with the Company for the five taxable years preceding the year of the change in control (the "Base Period Amount"), the acceleration would result in an excess parachute payment under Internal Revenue Code Section 280G.  A Named Executive Officer would be subject to a 20% excise tax on any such excess parachute payment, and the Company would be unable to deduct the amount of the excess parachute payment for tax purposes. The Company has not agreed to provide its Named Executive Officers with any gross-up or reimbursement for excise taxes imposed on excess parachute payments.

DIRECTOR COMPENSATION

The Company uses stock-based incentive compensation to attract and retain qualified candidates to serve as directors.  In setting director compensation, the Company considers the significant amount of time that directors expend in fulfilling their duties to the Company, as well as the skill level required by the Company of its directors.

The Company has granted stock options to its non-employee directors concurrent with their appointment to the Board.

Director Summary Compensation Table for 2011

The table below summarizes the compensation paid by the Company to its non-employee directors for the year ended December 31, 2011.

(a)	(b)	(c)	(d)	(e)	(f)	(g)
Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(2)	Change in Pension Value and Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Edward D. Ekstrom	$21,000	$—	$—	—	—	$21,000
Shuichiro Ueyama	$10,000	$—	$—	—	—	$10,000
Randy Hales (3)	$23,000	$—	$—	—	—	$23,000
Larry Harmer (4)	$—	$—	$1,560,443	—	—	$1,560,443
Cheryl Larabee (5)	$26,000	$—	$460,671	—	—	$486,671
_________________________

(1)
Robert G. Pedersen II, the Chairman of the Board and Chief Executive Officer of the Company, is not included in the foregoing table as he is an employee of the Company and receives no monetary compensation for his services as Chairman of the Board.

(2)
This column shows the full grant date fair market value of the options granted as computed under ASC Topic 718 (excluding estimates for forfeitures in case of awards with service-based vesting).  Assumptions and methodologies used in the calculation of these amounts are included in footnotes to the Company's audited financial statements for the fiscal year ended December 31, 2011, which are included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission

(3)
Randy Hales was appointed President & Chief Operating Officer on December 12. 2011. The Compensation included in the table above consists of fees paid to Mr. Hales prior to his appointment as an officer of the Company.

(4)
Larry Harmer resigned from the Board of Directors on March 14, 2011. In connection with his resignation, the Board accelerated the vesting of previously granted stock options, which resulted in additional compensation expense under ASC Topic 718 of $1,560,443 during the second quarter of 2011. This was recorded in the second quarter of 2011 and disclosed in the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 15, 2011

(5)	Cheryl Larabee was appointed to the Board of Directors on March 9, 2011.

As of December 31, 2011, each of the following non-employee directors of the Company held unexercised options to purchase the following number of shares of Company Common Stock:

	Option Awards					Restricted Stock Awards
(a) Name	(b) Number of Securities Underlying Unexercised Options (#) Exercisable	(c) Number of Securities Underlying Unexercised Options (#) Unexercisable		(d) Option Exercise Price ($)	(e) Option Expiration Date	(f) Number of Shares or Units of Stock That Have Not Vested (#)	(g) Market Value of Shares or Units of Stock That Have Not Vested ($)
Edward D Ekstrom	—	73,333	(1)	$5.05	8-Sep-14	—	—
Shuichiro Ueyama	6,667	—		$4.28	7-Dec-14	—	—
	—	6,666	(2)	$4.28	7-Dec-14	—	—
Cheryl Larabee	—	30,847	(3)	$8.14	3-Mar-16	—	—
	—	30,847	(4)	$8.14	3-Mar-16	—	—
	—	30,847	(5)	$8.14	3-Mar-16	—	—
______________________________________

(1)           Award will vest on September 8, 2012.
(2)           Award will vest on December 7, 2012.
(3)           Award vested on March 9, 2012.
(4)           Award will vest on March 9, 2013.
(5)           Award will vest on March 9, 2014.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Security Ownership of Directors and Named Executive Officers

The following table sets forth the beneficial ownership of the Common Stock as of April 25, 2012, for each director and nominee for director, each Named Executive Officer, and by all directors (including nominees) and Named Executive Officers of the Company as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of our common stock granted as restricted stock and stock subject to options, warrants or convertible securities exercisable or convertible within 60 days of April 25, 2012, were deemed outstanding for computing the percentage of the person or entity holding such options, warrants or convertible securities but are not deemed outstanding for computing the percentage of any other person, and was based upon the number of shares of the Common Stock issued and outstanding, as of April 25, 2012, which was 30,247,553 shares.

Name	Common Stock		Options and Warrants Exercisable	Total	Beneficial Ownership(1)
Robert G. Pedersen II	3,671,524	(2)	474,333	4,145,857	(3)	13.5%
Brandon T. O’Brien	402,667		173,927	576,594	(4)	1.9%
Randy Hales	—		—	—	(5)	*	%
Derek M. Smith	254,248		136,050	390,298	(6)	1.3%
Edward D. Ekstrom	73,333		—	73,333	(7)	*	%
Shuichiro Ueyama	6,734		—	6,734	(7)	*	%
Cheryl Larabee	—		30,847	30,847	(7)	*	%
All officers and directors as a group (7 persons)	4,408,506		815,157	5,223,663		16.8%
___________________________

* Less than one percent.

(1)	Based on 30,247,553 shares outstanding as of April 25, 2012.

(2)	Includes 1,765,061 shares held by SunCreek Two LLC, an entity wholly owned by Mr. Pedersen.

(3)
Mr. Pedersen also holds 127,291 unvested shares of restricted stock that do not vest within 60 days of April 25, 2012. As such, these shares are not included in the share totals or beneficial ownership calculation pursuant to SEC rules.

(4)
Mr. O’Brien also holds 75,595 unvested shares of restricted stock that do not vest within 60 days of April 25, 2012. As such, these shares are not included in the share totals or beneficial ownership calculation pursuant to SEC rules.

(5)
Mr. Hales also holds 102,829 unvested shares of restricted stock that do not vest within 60 days of April 25, 2012. As such, these shares are not included in the share totals or beneficial ownership calculation pursuant to SEC rules.

(6)
Mr. Smith also holds 45,842 unvested shares of restricted stock that do not vest within 60 days of April 25, 2012. As such, these shares are not included in the share totals or beneficial ownership calculation pursuant to SEC rules.

(7)
Mr. Ekstrom, Mr. Ueyama, and Ms. Larabee each hold 4,758 unvested shares of restricted stock that do not vest within 60 days of April 25, 2012. As such, these shares are not included in the share totals or beneficial ownership calculation pursuant to SEC rules.

Security Ownership of Certain Beneficial Owners

The following table sets forth, as of April 25, 2012, certain information regarding the ownership of our capital stock each person who is known to be a beneficial owner of more than 5% of any class of our voting stock, and all of our officers and directors as a group. Unless otherwise indicated below, to our knowledge, all persons listed below had sole voting and investing power with respect to their shares of capital stock, except to the extent authority was shared by spouses under applicable community property laws.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of our common stock subject to options, warrants or convertible securities exercisable or convertible within 60 days of April 25, 2012, were deemed outstanding for computing the percentage of the person or entity holding such options, warrants or convertible securities but are not deemed outstanding for computing the percentage of any other person, and was based upon the number of shares of the Common Stock issued and outstanding, as of April 25, 2012, which was 30,247,553 shares.

Title of Class	Name and Address Of Beneficial Owners (1)	Amount and Nature Of Beneficial Ownership	Percent Of Class (2)
Common Stock	Robert G. Pedersen II President and Chief Executive Officer (3)	4,145,857	13.5%

Common Stock	Bank of New York Mellon (and related entities) C/O The Bank of New York Mellon Corporation One Wall Street, 31st Floor New York, New York 10286	1,525,408	5.04%

(1)
Unless otherwise noted, the address for each of the named beneficial owners is: 3855 South 500 West, Suite J, Salt Lake City, Utah, 84115. Unless otherwise indicated, beneficial ownership is determined in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the and generally includes voting and/or investment power with respect to securities. Shares of common stock subject to options or warrants that are currently exercisable or exercisable within sixty days of April 25, 2012, are deemed to be beneficially owned by the person holding such options or warrants for the purpose of computing the percentage of ownership set forth in the above table, unless otherwise indicated.

(2)	The calculations of percentage of beneficial ownership are based on 30,247,553 shares of common stock outstanding as of April 25, 2012.

(3)
Includes 1,901,463 shares of Common Stock held directly by Mr. Pedersen, 5,000 shares of Common Stock held by Mr. Pedersen’s spouse and 1,765,061 shares of Common Stock held by SunCreek Two, LLC, an entity wholly owned by Mr. Pedersen.  Mr. Pedersen exercises sole voting and investment control over the shares held by SunCreek Two, LLC. Also includes warrants to purchase 255,999 shares of common stock at $1.30 per share and options to purchase 60,000 shares of common stock at $0.65 per share, options to purchase 95,000 shares of common stock at $1.23 per share, and options to purchase 63,334 shares of common stock at $2.53 per share.  Mr. Pedersen also holds 127,291 unvested shares of restricted stock that do not vest within 60 days of April 25, 2012. As such, these shares are not included in the share totals or beneficial ownership calculation pursuant to SEC rules.

PROPOSAL 2
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has recommended and approved the appointment of KPMG as the Company’s independent registered public accounting firm (independent auditors) to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2012.  The Company is seeking stockholder ratification of such action.

It is expected that representatives of KPMG will attend the Meeting and be available to make a statement or respond to appropriate questions.

THE BOARD AND THE AUDIT COMMITTEE RECOMMEND THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF APPOINTMENT OF KPMG LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (INDEPENDENT AUDITORS).

KPMG, independent registered public accountants, were engaged as our independent registered public accounting firm for 2010 and 2011.

Audit Fees

For the years ended December 31, 2011 and 2010, we incurred fees to KPMG.  Audit fees include the annual audit, the audit of the effectiveness of internal control over financial reporting, quarterly reviews, and accounting consultations.  Tax fees include U.S., foreign and state income tax preparation and tax consultation.  The Audit Committee believes KPMG’s independence has not been impaired by their non-audit services.

A summary of fees incurred to KPMG in 2011 and 2010 appears below:

	2011	2010
Fee Category
Audit	$1,056,384	$137,153
Audit-related	—	—
Other	—	—
Tax	$63,230	—
Total	$1,119,614	$137,153

All audit and tax fees incurred during 2011 were to KPMG. Audit fees incurred to KPMG during 2010 were $106,000, while the remaining $31,153 was incurred to Hansen, Barnett & Maxwell, the Company’s former independent registered public accounting firm.

It is the policy of the Audit Committee to pre-approve audit, audit-related, tax and non-audit services to be performed by the independent registered public accounting firm and the related fees. The Audit Committee is authorized to delegate, within specified limits, the pre-approval of such services and fees to an individual member of the Audit Committee, provided that such individual shall report any decisions to pre-approve such services and fees to the full Audit Committee at its next regularly scheduled meeting. During 2011, no fees were approved by the Audit Committee after services were performed pursuant to the de minimis exception established by the SEC.

REPORT OF THE AUDIT COMMITTEE

In connection with the financial statements for the year ended December 31, 2011, the Audit Committee has:

(1)	Reviewed and discussed the audited financial statements with management;

(2)	Discussed with KPMG, the Company's independent registered public accounting firm, the matters required to be discussed under Public Company Accounting Oversight Board standards; and

(3)
Received the written disclosure and letter from KPMG regarding the independent registered public accounting firm’s independence required by the Public Company Accounting Oversight Board and has discussed with the independent registered public accounting firm, the registered public accounting firm's independence.

Based upon these reviews and discussions, the Audit Committee recommended to the Board at the March 9, 2012, meeting of the Board that the Company's audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2011, filed with the Securities and Exchange Commission. The Board approved this inclusion.

The Audit Committee

Cheryl Larabee (Chair) Edward D. Ekstrom Shuichiro Ueyama

ADDITIONAL INFORMATION ABOUT THE COMPANY

LEGAL PROCEEDINGS

Commercial Litigation

Wrapsol, LLC, v. ZAGG Inc, U.S. District Court, District of Massachusetts, 1:11-cv-11006-RGS. The Company was engaged as the defendant in civil litigation in Massachusetts in which Wrapsol, LLC (“Wrapsol”) alleged unfair competition and tortious interference with business relations claiming that the Company’s sales representatives attempted to harm Wrapsol by making false allegations. The Company denied these allegations. The parties conducted extensive written discovery, and engaged in settlement negotiations.  On March 2, 2012, the case was dismissed with prejudice without payment of any consideration by the Company to Wrapsol.

Lorence A. Harmer, et al v ZAGG Inc et al, Third Judicial District Court, Salt Lake County, State of Utah, Civil No. 110917687. On September 20, 2011, Lorence A. Harmer, a former director of ZAGG Inc and two of his affiliates, Harmer Holdings, LLC, and Teleportal, LLC, filed a lawsuit in Utah state court against the Company, Robert G. Pedersen, II, Brandon T. O’Brien and KPMG LLP. KPMG has subsequently been dismissed from the lawsuit. Plaintiffs allege that the defendants defamed Mr. Harmer, breached a settlement agreement and other agreements between the plaintiffs and ZAGG, and interfered with other rights of the plaintiffs.  ZAGG has responded to the plaintiffs’ claims, denying all of the material allegations made by the plaintiffs, and has asserted affirmative defenses.   Fact discovery has commenced.  The Company believes the Plaintiffs’ claims to be without merit and intends to vigorously defend against them.

ZAGG v. Trekstor, Regional Court, Dusseldorf, Germany. The Company brought suit in Dusseldorf, Germany against Trekstor for infringement of ZAGG design registrations for ZAGGmate and the Logitech Keyboard Case by ZAGG.  As of the date of this Report, all briefing had been completed, but a hearing had not yet been scheduled.

Patent Litigation

ZAGG Intellectual Property Holding Co. Inc. v. NLU Products, LLC, Wrapsol, LLC, U.S. District Court, Central District of California, 2:10-cv-06511; ZAGG Intellectual Property Holding Co. Inc. v. Ghost Armor, Griffin Technology, Russell B. Taylor, United SGP, XO Skins, U.S. District Court, District of Utah, 2:10-cv-01257. The Company’s wholly owned subsidiary, ZAGG Intellectual Property Holding Company, Inc. (“ZAGG IP”), is engaged as the plaintiff in patent infringement litigation pending in California and in Utah that seeks to enforce rights under United States Patent No. 7,784,610. The defendants in these cases have raised defenses and, in some cases, asserted counterclaims against ZAGG IP that seek declarations of unenforceability or non-infringement of the patent. These counterclaims do not assert any claims for affirmative relief against ZAGG IP or the Company, apart from a request for an award against ZAGG IP of costs and attorney’s fees. Several of the defendants have settled with ZAGG IP and the remaining parties are engaged in discovery. One of the defendants filed a motion for summary judgment in respect of all of the claims of ZAGG IP, but that motion was denied by the court. The parties have recently filed briefs relating to claims construction. In the opinion of management, the ultimate disposition of these patent infringement claims, including disposition of the counterclaims, will not have a material adverse effect on the Company’s consolidated financial position, results of operations, or liquidity. Management believes the likelihood of an unfavorable outcome in this case is remote and that any potential loss contingency is not estimable at this time.

ZAGG Intellectual Property Holding Co. Inc. v. NLU Products et al, U.S. District Court, District of Utah, 2:11-cv-00517.  ZAGG IP is also engaged as the plaintiff in patent infringement litigation pending in Utah that seeks to enforce rights under United States Patent No. 7,957,524 (one of the patents acquired from Andrew Mason, see below). The defendants in this case have raised defenses and, in some cases, asserted counterclaims against ZAGG IP, that seek declarations of unenforceability or non-infringement of the patent. These counterclaims do not assert any claims for affirmative relief, including claims for damages, against ZAGG IP or the Company, apart from a request for an award of costs and attorney’s fees to the prevailing party. Discovery has not yet commenced in this case, however, several of the defendants have settled with ZAGG IP. Also, Wrapsol, one of the defendants has filed a petition to reexamine Patent No. 7,957,524 which is pending before the United States Patent and Trademark Office. In the opinion of management, the ultimate disposition of these patent infringement claims, including disposition of the counterclaims, will not have a material adverse effect on the Company’s consolidated financial position, results of operations, or liquidity.

The Company is not a party to any other litigation or other claims at this time. While the Company currently believes that the amount of any ultimate potential loss for known matters would not be material to the Company’s financial condition, the outcome of these actions is inherently difficult to predict. In the event of an adverse outcome, the ultimate potential loss could have a material adverse effect on the Company’s financial condition or results of operations in a particular period.

Patent Acquisition (amounts in thousands, except per share amounts)

On August 31, 2010, Andrew Mason (“Mason”) filed a complaint against the Company claiming infringement of United States Patent No. 7,957,524 as a result of the Company’s invisibleSHIELD installation kits. On September 4, 2010, the Company filed a counter complaint against Mason and his company, eShields LLC (“eShields”). On November 9, 2010, before either party had responded on the merits to the claims asserted, the Company, Mason and eShields entered into an Asset Purchase Agreement (“Purchase Agreement”) under which a wholly owned subsidiary of the Company, ZAGG Intellectual Property Holding Company, Inc. (“ZAGG IP”), acquired all of the rights of Mason in the (i) patents (United States Patent No. 7,957,524) which is the subject of the litigation, (ii) patent application filed on August 13, 2010 (the “CIP Application”) and (iii) rights to sue for infringement of the patents.

In consideration for the conveyance of Mason’s assets described above, the Company agreed to pay or convey to Mason the following:

(a)	a first payment of $200 by November 11, 2010, and a second payment of $150 after December 31, 2010;
(b)
issue to Mason five-year warrants (the “Warrant”) to purchase 750 shares of the Company’s restricted Common Stock at an exercise price equal to the closing bid price on November 9, 2010 ($8.53); provided that 500 of the 750 warrant shares are exercisable only upon the issuance of a patent from the CIP Application with at least one claim that satisfies the Claim Conditions (as defined below);

(c)	issue to Mason 70 shares of the Company’s restricted Common Stock; and
(d)	grant eShields a fully paid-up, perpetual, non-exclusive license, with limited rights to transfer or sublicense, for the patents and CIP Applications.

The Company also agreed to dismiss the claims asserted against Mason and eShields, and to make additional payments to Mason if the US Patent and Trademark Office (“USPTO”) issues a U.S. patent on the CIP Application that includes at least one claim that broadly encompasses any protective kit that includes a package, as well as a squeegee and an adhesive-coated protective film for a consumer electronic device with a peel-away backing within the package (collectively, the “Claim Conditions”). If the Claim Conditions are met, the Company will:

(a)	pay Mason the sum of $500; and
(b)	issue to Mason 430 shares of the Company’s restricted Common Stock.

If the Claim Conditions are not met, the Company has no obligation to make the payment or issue the shares described in the preceding paragraph and Mason will not be able to exercise 500 of the Warrants. There can be no assurance that the USPTO will issue a patent on the CIP Application that meets the requirements of the Claim Conditions. As of April 27, 2012, no applicable patent had been issued by the USPTO.

Information relating to Directors, Executive Officers or Employees

To the best of the Company’s knowledge, during the past ten years, none of the following occurred with respect to a present or former director, executive officer, or employee: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated; (5) being the subject of, or a party to, any order, judgment, decree or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of a federal or state securities or commodities law or regulation, law or regulation respecting financial institutions or insurance companies, law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or (6) being the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization, any registered entity or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Additionally, the Company is unaware of any material proceedings to which any director or executive officer of the Company, any owner of record or beneficially of more than five percent of any class of voting securities of the Company, or any associate of any such director, officer, affiliate of the Company, or security holder is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None of our directors or executive officers, nor any proposed nominee for election as a director, nor any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to all of our outstanding shares, nor any members of the immediate family (including spouse, parents, children, siblings, and in-laws) of any of the foregoing persons has any material interest, direct or indirect, in any transaction since our incorporation or in any presently proposed transaction which, in either case, has or will materially affect us, except for capital contributions made by Mr. Pedersen, Mr. O’Brien, and Mr. Smith totaling $275,000, in aggregate, in HzO, Inc. (“HzO), a company in which the Company has an equity investment. The terms of the capital contributions by Mr. Pedersen, Mr. O’Brien, and Mr. Smith were identical to the terms given to independent third parties that also participated in the HzO capital raise in August 2011. This investment by ZAGG executives was disclosed in the Company’s quarterly filing on Form 10-Q filed with the Securities and Exchange Commission on November 18, 2012.

The Company makes a concerted effort to review potential transactions with our executive officers and directors from the standpoint of whether any related party transaction issues would be involved, and reviews any such issues, including the approval, ratification, and disclosures relating to such transactions, on a case-by-case basis.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Company's executive officers, directors and 10% stockholders are required under Section 16 of the Securities Exchange Act of 1934, as amended, to file reports of ownership and changes in ownership with the Securities and Exchange Commission.  Copies of these reports must also be furnished to the Company.

To the best of our knowledge based solely on a review of Forms 3, 4, and 5 (and any amendments thereof) received by us during or with respect to the year ended December 31, 2011, the following persons have failed to file, on a timely basis, the identified reports required by Section 16(a) of the Exchange Act during fiscal year ended December 31, 2011:

Name and principal position	Number of late reports	Transactions not timely reported	Known failures to file a required form
Robert G. Pedersen II Chief Executive Officer, Chairman	___	___	___
Brandon T. O’Brien Chief Financial Officer	___	___	___
Larry Harmer (1) Director	___	___	___
Shuichiro Ueyama Director	___	___	___
Randy Hales (2) President, Chief Operating Officer, Director	1	1	___
Edward Ekstrom Director	___	___	___
Derek Smith (3) Chief Marketing Officer	1	___	___

(1)	As discussed above, Mr. Harmer resigned from the Board of Directors in March 2011.

(2)
On December 12, 2011, in connection with his appointment as President and Chief Operating Officer of the Company, Mr. Hales was granted 50,001 shares of restricted common stock, which vest at a rate of 16,667 per year with the first traunche vesting on December 11, 2012.  The grant was reported on a Form 4 filed on December 19, 2011.

(3)	Derek Smith was appointed Chief Marketing Officer on December 12, 2011. He filed his Form 3, Initial Statement of Beneficial Ownership of Securities, on April 17, 2012.

STOCKHOLDER PROPOSALS FOR THE 2013 ANNUAL MEETING OF STOCKHOLDERS

If any stockholder intends to present a proposal to be considered for inclusion in the Company's proxy material in connection with the Company's 2013 Annual Meeting of Stockholders, the proposal must be in proper form (per SEC Regulation 14A, Rule 14a-8—Stockholder Proposals) and received by the Secretary of the Company on or before October 16, 2012.  Stockholder proposals to be presented at the 2013 Annual Meeting of Stockholders which are not to be included in the Company's proxy materials must be received by the Company no earlier than November 15, 2012, nor later than December 17, 2012.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

In instances in which multiple holders of the Common Stock share a common address and are the beneficial owners, but not the record holders, of those shares of Common Stock, the holders' banks, brokers or other nominees may only deliver one copy of this Proxy Statement and the Company's 2011 Annual Report to Stockholders, unless the applicable bank, broker or nominee has received contrary instructions from one or more of the stockholders.  The Company will deliver promptly, upon written request, a separate copy of this Proxy Statement and the Company's 2011 Annual Report to Stockholders to any stockholder at a shared address to which a single copy of the documents was delivered.  A stockholder who wishes to receive a separate copy of this Proxy Statement and the Company’s 2011 Annual Report to Stockholders should submit a request by writing to Brandon T. O’Brien, Corporate Secretary, ZAGG Inc, 3855 South 500 West, Suite J, Salt Lake City, Utah 84115.  Beneficial owners sharing an address who are receiving multiple copies of proxy materials and annual reports and who wish to receive a single copy of such materials in the future will need to contact their broker, bank or other nominee to request that only a single copy of each document be mailed to all stockholders at the shared address in the future.

OTHER BUSINESS

The Company's management does not know of any other matter to be presented for action at the Meeting.  However, if any other matters should be properly presented at the Meeting, it is the intention of the persons named in the accompanying proxy to vote said proxy in accordance with their best judgment.

/s/ Brandon T. O’Brien
Brandon T. O’Brien
Chief Financial Officer, Corporate Secretary
Salt Lake City, Utah
April 27, 2012

ZAGG INC
Annual Meeting of Stockholders

PROXY

This Proxy is solicited on behalf of the Board of Directors for use at the
Annual Meeting on June 28, 2012

The undersigned appoints Robert G. Pedersen II or Brandon T. O’Brien of ZAGG Inc with full power of substitution, the attorney and proxy of the undersigned, to attend the annual meeting of stockholders of ZAGG Inc, to be held June 28, 2012, beginning at 10:00 am, MDT, at its corporate offices located at 3855 South 500 West Suite J, Salt Lake City, Utah 84115, and at any adjournment thereof, and to vote the stock the undersigned would be entitled to vote if personally present, on all matters set forth in the proxy statement sent to stockholders, a copy of which has been received by the undersigned, as follows:

Please mark your votes as indicated [X]                                               Total Number of Shares Held: ____________

This proxy when properly signed will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSALS .

1.	Election of Directors

Nominees –           Robert G. Pedersen II
Edward D. Ekstrom
Shuichiro Ueyama
Randy Hales
Cheryl Larabee

FOR Election of ALL Nominees	NOT FOR Election of ALL Nominees	ABSTAIN
[ ]	[ ]	[ ]

Except vote withheld from the following nominee listed above.  (INSTRUCTION: To withhold authority to vote for a nominee, strike a line through the nominee’s name in the list below.)

Robert G. Pedersen II
Edward D. Ekstrom
Shuichiro Ueyama
Randy Hales
Cheryl Larabee

2.	Confirm Appointment of KPMG LLP as independent registered public accounting firm for the Company
FOR Appointment	NOT FOR Appointment	ABSTAIN
[ ]	[ ]	[ ]

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

IMPORTANT - PLEASE SIGN AND RETURN PROMPTLY. When joint tenants hold shares, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person. Please sign exactly as your name appears on your stock certificate(s).

Print Name	Signature	Date